SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2013

Pinacle Enterprise Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ctunnersdorfer Str. 28 Leipzig, 04318 Germany	________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (341) 2197-9139

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Securities And Trading Markets

ITEM 3.03 Material Modification of Rights of Security Holders

On February 13, 2013, our board of directors and majority shareholders approved a forward split of one to 100 in which each shareholder will be issued 100 common shares in exchange for each one common share of their currently issued common stock. A record date of February 13, 2013 was established and FINRA was provided ten days notice prior to the effective date pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934, as amended. Prior to approval of the forward split we had a total of 5,300,000 issued and outstanding shares of common stock, par value $0.001. On the effective date of the forward split, we will have a total of 530,000,000 issued and outstanding shares of common stock, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

Also on February 13, 2013, our board of directors and majority shareholders approved an increase in our authorized common stock. Prior to the increase, we had 75,000,000 shares of common stock authorized, par value $0.001. Following the increase, we now have 900,000,000 shares of common stock authorized, par value $0.001.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 19, 2013, we filed a Certificate of Amendment with the Nevada Secretary of State in connection with the increase in our authorized common shares. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1.

Also on February 19, 2013, we filed a Certificate of Change with the Nevada Secretary of State in connection with our forward split. A copy of the Certificate of Change is filed herewith as Exhibit 3.2.

In connection with the forward split, we have the following new CUSIP number: 693439 200. Once approved and we have an effective date from FINRA, our common stock will be quoted under the symbol “PINSD” for a period of 20 trading days. After 20 trading days, our common stock will resume trading under the symbol “PINS.”

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment
3.2	Certificate of Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinacle Enterprise Inc.

/s/ Mikhail Kats

Mikhail Kats

Chief Executive Officer

Date: February 26, 2013

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